Exhibit 99.1

Press Release

May 12, 2020	Contact Information:

For Immediate Release	Rob McCarthy
Vice President - Investor Relations
414.223.1615

Rexnord Reports Fourth Quarter and Fiscal Year 2020 Financial Results and Provides Operating Update
Call scheduled for Wednesday, May 13, 2020 at 8:00 a.m. Eastern Time
MILWAUKEE, WI (USA) - Rexnord Corporation (NYSE:RXN)
Fourth Quarter Highlights
•Net sales were $547 million and increased 2% year over year (+1% core sales(1), +1% acquisitions).
•Net income from continuing operations was $29 million (diluted EPS of $0.23), compared with $48 million (diluted EPS of $0.39) in the year-ago quarter.
•Net income(2) was $29 million (diluted EPS of $0.23), compared with $41 million (diluted EPS of $0.38) in the year-ago quarter.
•Adjusted EPS(1) was $0.55 compared with $0.51 in the year-ago quarter.
•Adjusted EBITDA(1) was $124 million (22.7% of net sales) compared with $120 million (22.3% of net sales) in last year's fourth quarter.
•Acquired Just Manufacturing Company in our Water Management platform.
Fiscal 2020 Highlights
•Net sales were $2.068 billion and increased +1% year-over-year (+1% core sales(1), +1% acquisitions, -1% foreign currency translation).
•Net income from continuing operations was $182 million (diluted EPS of $1.46), compared with $189 (diluted EPS of $1.53) in the prior year.
•Net income(2) was $166 million (diluted EPS of $1.45) compared with $11 million (diluted EPS of $0.28), which included a $155 million loss from discontinued operations, in the prior year.
•Adjusted EPS(1) was $2.01 compared with $1.85 in the prior year.
•Adjusted EBITDA(1) of $460 million (22.3% of net sales) compared with $443 million (21.6% of net sales) in the prior year.
•Free cash flow(1) of $257 million compared to $213 million in the prior year.
•Allocated $101 million to share repurchases.
•Net debt leverage ratio decreased to 1.9x.
•Plan to transition to December 31 fiscal year-end in 2020.
Todd Adams, President and Chief Executive Officer, commented, “Our fiscal year 2020 was a year of significant accomplishments, as we delivered positive net and core sales growth for the year in the face of a relatively stagnant and ultimately weakening macro environment in the year’s final weeks due to the emergence of the COVID-19 pandemic. We delivered earnings per share growth, made substantial progress with our simplification and structural cost reduction initiatives, and grew our backlog for our expanding range of IIoT-enabled digital solutions. We finished the year with record annual free cash flow and Adjusted EBITDA, our financial leverage at a new low, and substantial liquidity on our balance sheet. Capital allocation highlights included $101 million of share repurchases, payment of our first common stock dividend, and two bolt-on acquisitions in our Water Management platform. In order to simplify and improve investors’ ability to evaluate our operating and financial performance relative to a broader range of peers, we are transitioning to a December 31 fiscal year-end in 2020. We will continue to report our quarterly results and will file a transition report for the nine-month period ending on December 31, 2020 (the “transition period”).

“Core sales growth in our Process & Motion Control (“PMC”) platform was 1% in our fiscal 2020, excluding a 2% headwind from our 8020 product line simplification initiatives, as growth in our global aerospace operations and generally stable demand in our consumer-facing end markets was offset by weaker demand in certain industrial end markets. Within PMC, we leveraged structural cost reduction initiatives to deliver another year of expansion in Adjusted EBITDA margin.”
“Our Water Management (“WM”) platform delivered 6% sales growth in fiscal 2020 (+11% in the fourth quarter), reflecting 4% core growth and a 2% contribution from acquisitions, as we delivered solid growth from our strategic market expansion initiatives and share gains across our North American institutional construction end market and in key commercial verticals. WM converted the solid sales growth into a record Adjusted EBITDA margin of 26.4%.”
Since March, the world has changed in fundamental ways as a result of the COVID-19 pandemic. Our associates have responded with exceptional teamwork and dedication and nearly all of our facilities continue to operate with minimal interruptions. As we began to anticipate a significant weakening in the forward macro environment, we nimbly transitioned from an exceptional March finish to quickly implementing a range of countermeasures to mitigate the impact of the weaker sales environment on our earnings, cash flow and liquidity. Through a combination of furloughs, workforce reductions and cuts in non-essential spending, we expect to deliver $51 million ($68 million annualized) of total cost savings during the transition period. Our objective is to limit the downside risk to our financial results, while ensuring that we maintain the capacity to fully participate in the eventual recovery.”

June Quarter Outlook
Adams continued, “Due to the near to medium term uncertainty created by the COVID-19 pandemic, we will not be providing outlook for the entirety of the next nine months at this time. Based on the cost reduction actions we’ve taken, our backlog heading into the quarter, as well as taking into account recent and anticipated order patterns through June, we expect our sales to decline by between 18% and 23% in the June quarter, our total segment Adjusted EBITDA margin to range between 21% and 23%, and our corporate expenses to approximate $7 million.
Fourth Quarter Fiscal 2020 Segment Highlights
Process & Motion Control
        PMC net sales were $363.6 million in the fourth quarter of fiscal 2020 compared to $372.8 million in the fourth quarter of fiscal 2019. Excluding a 1% unfavorable impact from foreign currency translation, core sales decreased 1% year over year as sales growth in our aerospace and consumer-facing end markets was more than offset by softer demand across several of our industrial process end markets, coupled with the impact of our ongoing product line simplification initiatives.
        PMC income from operations for the fourth quarter of fiscal 2020 was $61.4 million, or 16.9% of net sales. Income from operations as a percentage of net sales decreased by 90 basis points year over year as RBS-led productivity gains and benefits from our completed footprint repositioning actions were more than offset by higher year-over-year restructuring costs associated with our ongoing footprint repositioning initiatives.
        Adjusted EBITDA(1) in the fourth quarter was $86.7 million. Adjusted EBITDA as a percentage of net sales decreased by 40 basis points year over year to 23.8%.
Water Management
        WM net sales were $183.4 million in the fourth quarter of fiscal 2020, an increase of 11% year over year. Excluding a 4% year-over-year increase in net sales resulting from our acquisitions of Stainlessdrains.com and Just Manufacturing, core sales increased 7% in the fourth quarter of fiscal 2020 as a result of increased demand across our North American building construction end markets, partially offset by a modest impact from our ongoing product line simplification initiatives.
        WM income from operations was $41.8 million for the fourth quarter of fiscal 2020, or 22.8% of net sales. Income from operations as a percentage of net sales increased by 530 basis points year over year primarily due to the increase in sales and benefits associated with ongoing cost reduction and productivity initiatives as well as a reduction in the adjustment to state inventories at last-in-first-out cost.
        Adjusted EBITDA(1) in the fourth quarter was $46.9 million or 25.6% of net sales. Adjusted EBITDA as a percentage of net sales increased by 110 basis points year over year.

(1) Refer to "Non-GAAP Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.
(2) Reflects net income/loss attributable to Rexnord common stockholders

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.
Core Sales
Core sales excludes the impact of acquisitions (such as the Just Manufacturing, StainlessDrains.com and Centa China acquisitions), divestitures (such as the VAG business) and foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of our net sales performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestitures because the nature, size and number of acquisitions and divestitures can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control.
Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar charges, gains or losses on divestitures, discontinued operations (such as VAG), gains or losses on extinguishment of debt, the impact of acquisition-related fair value adjustments in connection with purchase accounting, amortization of intangible assets, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations. All references to Net Income and EPS within this earnings release refer to net income attributable to Rexnord common stockholders and net income per diluted share attributable to Rexnord common stockholders, respectively.
EBITDA
EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.
Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. In view of our debt level, it is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. This measure should not be considered as an alternative to net income, income from operations (as it relates to our two reportable segments, we adjust from income from operations because “non-operating” expenses such as interest and income taxes are not allocated to our segments and therefore net income is not presented at the segment level) or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.
In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro-forma last-twelve-month impact of acquisitions), or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers.
Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt.
Return on Invested Capital (“ROIC”)
ROIC is used because we believe it is an important supplemental measure of financial performance and it is also currently a performance measure under our long-term incentive plan. ROIC is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. ROIC is also used by investors and analysts to evaluate management’s deployment of capital to create shareholder value. We define ROIC as tax-effected net operating income for the last 12 months divided by average total invested capital over a rolling four-quarter period. Total invested capital is defined as shareholders equity plus debt, less cash and cash equivalents. Other companies may not define or calculate ROIC in the same way. We may also periodically refer to “underlying ROIC” which adjusts total invested capital by reversing the effects on our current capital structure of the 2006 leveraged buyout of the then privately-held Company by a separate private owner.
About Rexnord
Headquartered in Milwaukee, Wisconsin, Rexnord is comprised of two strategic platforms, Process & Motion Control and Water Management, with approximately 6,800 employees worldwide. The Process & Motion Control platform designs, manufactures, markets and services specified, highly-engineered mechanical components used within complex systems. The Water Management platform designs, procures, manufactures and markets products that provide and enhance water quality, safety, flow control and conservation. Additional information about the Company can be found at www.rexnordcorporation.com.
Conference Call Details
Rexnord will hold a conference call on Wednesday, May 13, 2020 at 8:00 a.m. Eastern Time to discuss its fiscal 2020 fourth quarter results, provide a general business update and respond to investor questions. Rexnord President and CEO, Todd Adams, and Senior Vice President and CFO, Mark Peterson, will co-host the call. The conference call can be accessed via telephone as follows:

Domestic toll-free #: 833-513-0561
International toll #: 236-714-2208
Access Code: 1350778#

A live webcast of the call will also be available on the Company's investor relations website. Please go to the website (investors.rexnordcorporation.com) at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software.
If you are unable to participate during the live teleconference, a replay of the conference call will be available from 11:00 a.m. Eastern Time on May 13, 2020, until 11:59 p.m. Eastern Time on May 27, 2020. To access the replay, please dial 800-585-8367 (domestic) or 416-621-4642 (international). The passcode for the replay is: 1350778. The replay will also be available as a webcast on Rexnord's investor relations website.

Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Rexnord Corporation as of the date of the release, and Rexnord Corporation assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance and actions, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to "Risk Factors" and "Cautionary Notice Regarding Forward-Looking Statements" in the Company's Form 10-K for the fiscal year ended March 31, 2020 as well as the Company's annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business. In addition, the effects of the ongoing COVID-19 pandemic on our employees, customers and supply chain, including those related to governmental actions, all of which are uncertain at this time, may, among other impacts, heighten the effects on our business, results of operations and financial condition of the risk factors identified in our Form 10-K.

Rexnord Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in Millions, except share and per share amounts)
(Unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	March 31, 2020	March 31, 2019	March 31, 2020	March 31, 2019
Net sales	$547.0	$537.5	$2,068.3	$2,050.9
Cost of sales	330.5	335.7	1,250.3	1,266.1
Gross profit	216.5	201.8	818.0	784.8
Selling, general and administrative expenses	112.8	109.3	432.8	433.1
Restructuring and other similar charges	6.6	2.7	15.5	12.1
Amortization of intangible assets	9.1	8.6	35.4	34.0
Income from operations	88.0	81.2	334.3	305.6
Non-operating (expense) income:
Interest expense, net	(13.4)	(15.8)	(58.6)	(69.9)
(Loss) gain on the extinguishment of debt	—	(0.7)	1.0	4.3
Actuarial (loss) gain on pension and postretirement benefit obligations	(35.8)	0.4	(36.6)	0.4
Other expense, net	(3.6)	(4.9)	(3.8)	(1.6)
Income from continuing operations before income taxes	35.2	60.2	236.3	238.8
Provision for income taxes	(6.4)	(12.6)	(54.1)	(53.4)
Equity method investment (loss) income	(0.2)	0.1	—	3.6
Net income from continuing operations	28.6	47.7	182.2	189.0
Loss from discontinued operations, net of tax	—	(0.4)	(1.8)	(154.7)
Net income	28.6	47.3	180.4	34.3
Non-controlling interest income	0.1	0.1	0.3	—
Net income attributable to Rexnord	28.5	47.2	180.1	34.3
Dividends on preferred stock	—	(5.8)	(14.4)	(23.2)
Net income attributable to Rexnord common stockholders	$28.5	$41.4	$165.7	$11.1

Basic net income (loss) per share attributable to Rexnord common stockholders:
Continuing operations	$0.23	$0.40	$1.50	$1.58
Discontinued operations	$—	$—	$(0.02)	$(1.48)
Net income	$0.23	$0.39	$1.48	$0.11
Diluted net income (loss) per share attributable to Rexnord common stockholders:
Continuing operations	$0.23	$0.39	$1.46	$1.53
Discontinued operations	$—	$—	$(0.01)	$(1.25)
Net income	$0.23	$0.38	$1.45	$0.28
Weighted-average number of shares outstanding (in thousands):
Basic	121,783	104,878	111,689	104,640
Effect of dilutive equity securities	2,562	18,199	12,574	18,689
Diluted	124,345	123,077	124,263	123,329

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Fourth Quarter Ended March 31, 2020
(in Millions) (Unaudited)

	Fourth Quarter Ended March 31, 2020
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$547.0		$—			$547.0

EBITDA	110.3		13.7	(a)		124.0
Depreciation and amortization	(22.3)		0.6	(d)		(21.7)
Income from operations	88.0		14.3	(b)		102.3

Income before income taxes	35.2		56.5	(c)		91.7
Provision for income taxes and indicated rate	(6.4)	18.2%	(16.8)		29.7%	(23.2)	25.3%
Equity method investment loss	(0.2)		0.2			—
Net income from continuing operations	28.6		39.9			68.5

Loss from discontinued operations, net of tax	—		—			—
Net income	28.6		39.9			68.5

Non-controlling interest income	0.1		(0.1)			—
Net income attributable to Rexnord	28.5		40.0			68.5

Net income attributable to Rexnord common stockholders	$28.5		$40.0			$68.5

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$6.6		$6.6			$6.6
Acquisition-related fair value adjustment	1.0		1.0			1.0
Other, net (1)	(0.2)		(0.2)			(0.2)
Last-in-first-out inventory adjustments	(1.9)		(1.9)			—
Stock-based compensation expense	8.2		8.2			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		0.6			0.6
Amortization of intangible assets	—		—			9.1
Other expense, net (3)	—		—			3.6
Actuarial loss on pension and postretirement benefit obligations	—		—			35.8
Total Adjustments	$13.7		$14.3			$56.5
____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended March 31, 2020
(in Millions) (Unaudited)

	Fiscal Year Ended March 31, 2020
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$2,068.3		$—			$2,068.3

EBITDA	420.9		39.3	(a)		460.2
Depreciation and amortization	(86.6)		2.5	(d)		(84.1)
Income from operations	334.3		41.8	(b)		376.1

Income before income taxes	236.3		93.8	(c)		330.1
Provision for income taxes and indicated rate	(54.1)	22.9%	(26.1)		27.8%	(80.2)	24.3%
Net income from continuing operations	182.2		67.7			249.9

Loss from discontinued operations, net of tax	(1.8)		1.8			—
Net income	180.4		69.5			249.9

Non-controlling interest income	0.3		(0.3)			—
Net income attributable to Rexnord	180.1		69.8			249.9

Dividends on preferred stock	(14.4)		14.4			—
Net income attributable to Rexnord common stockholders	$165.7		$84.2			$249.9

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$15.5		$15.5			$15.5
Acquisition-related fair value adjustment	1.7		1.7			1.7
Other, net (1)	(0.7)		(0.7)			(0.7)
Last-in-first-out inventory adjustments	(4.1)		(4.1)			—
Stock-based compensation expense	26.9		26.9			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		2.5			2.5
Amortization of intangible assets	—		—			35.4
Other expense, net (3)	—		—			3.8
Actuarial loss on pension and postretirement benefit obligations	—		—			36.6
Gain on the extinguishment of debt	—		—			(1.0)
Total Adjustments	$39.3		$41.8			$93.8
____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Fourth Quarter Ended March 31, 2019
(in Millions) (Unaudited)

	Fourth Quarter Ended March 31, 2019
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$537.5		$—			$537.5

EBITDA	103.1		16.8	(a)		119.9
Depreciation and amortization	(21.9)		0.2	(d)		(21.7)
Income from operations	81.2		17.0	(b)		98.2

Income before income taxes	60.2		19.6	(c)		79.8
Provision for income taxes and indicated rate	(12.6)	20.9%	(4.0)		20.4%	(16.6)	20.8%
Equity method investment income	0.1		(0.1)			—
Net income from continuing operations	47.7		15.5			63.2

Loss from discontinued operations, net of tax	(0.4)		0.4			—
Net income	47.3		15.9			63.2

Non-controlling interest income	0.1		(0.1)			—
Net income attributable to Rexnord	47.2		16.0			63.2

Dividends on preferred stock	(5.8)		5.8			—
Net income attributable to Rexnord common stockholders	$41.4		$21.8			$63.2

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$2.7		$2.7			$2.7
Acquisition-related fair value adjustment	0.1		0.1			0.1
Other, net (1)	2.8		2.8			2.8
Last-in-first-out inventory adjustments	5.9		5.9			—
Stock-based compensation expense	5.3		5.3			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		0.2			0.2
Amortization of intangible assets	—		—			8.6
Other expense, net (3)	—		—			4.9
Actuarial gain on pension and postretirement benefit obligations	—		—			(0.4)
Loss on the extinguishment of debt	—		—			0.7
Total Adjustments	$16.8		$17.0			$19.6
____________________
(1)Other, net includes the gains and losses from sale of long-lived assets, as well as, a cash dividend received from an equity method investment.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended March 31, 2019
(in Millions) (Unaudited)

	Fiscal Year Ended March 31, 2019
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$2,050.9		$—			$2,050.9

EBITDA	393.5		49.3	(a)		442.8
Depreciation and amortization	(87.9)		3.9	(d)		(84.0)
Income from operations	305.6		53.2	(b)		358.8

Income before income taxes	238.8		54.8	(c)		293.6
Provision for income taxes and indicated rate	(53.4)	22.4%	(12.6)		23.0%	(66.0)	22.5%
Equity method investment income	3.6		(3.6)			—
Net income from continuing operations	189.0		38.6			227.6

Loss from discontinued operations, net of tax	(154.7)		154.7			—
Net income	34.3		193.3			227.6

Non-controlling interest loss	—		—			—
Net income attributable to Rexnord	34.3		193.3			227.6

Dividends on preferred stock	(23.2)		23.2			—
Net income attributable to Rexnord common stockholders	$11.1		$216.5			$227.6

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$12.1		$12.1			$12.1
Acquisition-related fair value adjustment	3.6		3.6			3.6
Other, net (1)	4.3		4.3			4.3
Last-in-first-out inventory adjustments	6.7		6.7			—
Stock-based compensation expense	22.6		22.6			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		3.9			3.9
Amortization of intangible assets	—		—			34.0
Other expense, net (3)	—		—			1.6
Actuarial gain on pension and postretirement benefit obligations	—		—			(0.4)
Gain on the extinguishment of debt	—		—			(4.3)
Total Adjustments	$49.3		$53.2			$54.8
____________________
(1)Other, net includes the gains and losses from sale of long-lived assets, as well as, a cash dividend received from an equity method investment.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Fourth quarter and fiscal year ended March 31, 2020 and March 31, 2019
(in Millions, except share and per share amounts) (Unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
Adjusted EBITDA	March 31, 2020	March 31, 2019	March 31, 2020	March 31, 2019
Net income attributable to Rexnord common stockholders	$28.5	$41.4	$165.7	$11.1
Dividends on preferred stock	—	5.8	14.4	23.2
Non-controlling interest income	0.1	0.1	0.3	—
Loss from discontinued operations, net of tax	—	0.4	1.8	154.7
Equity method investment loss (income)	0.2	(0.1)	—	(3.6)
Provision for income taxes	6.4	12.6	54.1	53.4
Actuarial loss (gain) on pension and postretirement benefit obligations	35.8	(0.4)	36.6	(0.4)
Other expense, net (1)	3.6	4.9	3.8	1.6
Loss (gain) on the extinguishment of debt	—	0.7	(1.0)	(4.3)
Interest expense, net	13.4	15.8	58.6	69.9
Income from operations	$88.0	$81.2	$334.3	305.6

Adjustments
Depreciation and amortization	$22.3	$21.9	$86.6	87.9
Restructuring and other similar charges	6.6	2.7	15.5	12.1
Acquisition-related fair value adjustment	1.0	0.1	1.7	3.6
Stock-based compensation expense	8.2	5.3	26.9	22.6
Last-in first-out inventory adjustments	(1.9)	5.9	(4.1)	6.7
Other, net (2)	(0.2)	2.8	(0.7)	4.3
Subtotal of adjustments	36.0	38.7	125.9	137.2
Adjusted EBITDA	$124.0	$119.9	$460.2	$442.8
____________________
(1)Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.
(2)Other, net includes the gains and losses from sale of long-lived assets, as well as, a cash dividend received from an equity method investment.

	Fourth Quarter Ended		Fiscal Year Ended
Adjusted Net Income and Earnings Per Share	March 31, 2020	March 31, 2019	March 31, 2020	March 31, 2019
Net income attributable to Rexnord common stockholders	$28.5	$41.4	$165.7	$11.1
Dividends on preferred stock	—	5.8	14.4	23.2
Non-controlling interest income	0.1	0.1	0.3	—
Loss from discontinued operations, net of tax	—	0.4	1.8	154.7
Equity method investment loss (income)	0.2	(0.1)	—	(3.6)
Loss (gain) on the extinguishment of debt	—	0.7	(1.0)	(4.3)
Amortization of intangible assets	9.1	8.6	35.4	34.0
Restructuring and other similar charges	6.6	2.7	15.5	12.1
Supply chain optimization and footprint repositioning initiatives (1)	0.6	0.2	2.5	3.9
Acquisition-related fair value adjustment	1.0	0.1	1.7	3.6
Actuarial loss (gain) on pension and postretirement benefit obligations	35.8	(0.4)	36.6	(0.4)
Other expense, net (2)	3.6	4.9	3.8	1.6
Other, net (3)	(0.2)	2.8	(0.7)	4.3
Tax effect on above items	(16.8)	(4.0)	(26.1)	(12.6)
Adjusted net income	$68.5	$63.2	$249.9	$227.6

GAAP diluted net income per share from continuing operations	$0.23	$0.39	$1.46	$1.53
Adjusted earnings per share - diluted	$0.55	$0.51	$2.01	$1.85

Weighted-average number of shares outstanding (in thousands)
GAAP basic weighted-average shares	121,783	104,878	111,689	104,640
Effect of dilutive equity securities	2,562	18,199	12,574	18,689
Adjusted diluted weighted-average shares	124,345	123,077	124,263	123,329
____________________
(1)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(2)Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.
(3)Other, net includes the gains and losses from sale of long-lived assets, as well as, a cash dividend received from an equity method investment.

	Fourth Quarter Ended
	March 31, 2020			March 31, 2019
Adjusted EBITDA by Segment	Process & Motion Control	Water Management	Corporate	Process & Motion Control	Water Management	Corporate
Income (loss) from operations	$61.4	$41.8	$(15.2)	$66.4	$28.8	$(14.0)
Operating margin	16.9%	22.8%		17.8%	17.5%

Depreciation and amortization	15.1	7.0	0.2	15.5	6.3	0.1
Restructuring and other similar charges	6.2	0.2	0.2	2.4	0.3	—
Acquisition-related fair value adjustment	—	1.0	—	—	0.1	—
Stock-based compensation expense	2.2	0.8	5.2	1.5	0.5	3.3
Last-in first-out inventory adjustments	1.6	(3.5)	—	1.5	4.4	—
Other, net	0.2	(0.4)	—	2.8	—	—
Adjusted EBITDA	$86.7	$46.9	$(9.6)	$90.1	$40.4	$(10.6)
Adjusted EBITDA margin	23.8%	25.6%		24.2%	24.5%

	Fiscal Year Ended
	March 31, 2020			March 31, 2019
Adjusted EBITDA by Segment	Process & Motion Control	Water Management	Corporate	Process & Motion Control	Water Management	Corporate
Income (loss) from operations	$228.4	$163.1	$(57.2)	$226.1	$139.7	$(60.2)
Operating margin	16.8%	23.0%		16.4%	20.8%

Depreciation and amortization	59.6	26.5	0.5	62.4	24.9	0.6
Restructuring and other similar charges	14.3	1.0	0.2	7.9	1.2	3.0
Acquisition-related fair value adjustment	0.4	1.3	—	3.4	0.2	—
Stock-based compensation expense	7.4	2.5	17.0	6.0	1.5	15.1
Last-in first-out inventory adjustments	2.7	(6.8)	—	2.2	4.5	—
Other, net	(0.3)	(0.4)	—	4.3	—	—
Adjusted EBITDA	$312.5	$187.2	$(39.5)	$312.3	$172.0	$(41.5)
Adjusted EBITDA margin	23.0%	26.4%		22.6%	25.7%

	Fiscal Year Ended
	March 31, 2020	March 31, 2019
Cash provided by operating activities	298.6	$258.1
Expenditures for property, plant and equipment	(41.4)	$(44.9)
Free cash flow	$257.2	$213.2

Rexnord Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income
(in Millions)
(Unaudited)

	Fiscal Year Ended
	March 31, 2020	March 31, 2019
Net income attributable to Rexnord	$180.1	$34.3
Other comprehensive income (loss):
Foreign currency translation adjustments	(24.5)	(17.9)
Net change in unrealized losses on interest rate derivatives, net of tax	—	4.5
Change in pension and postretirement defined benefit plans, net of tax	(3.3)	(9.1)
Other comprehensive loss, net of tax	(27.8)	(22.5)
Non-controlling interest income	0.3	—
Total comprehensive income	$152.6	$11.8

Rexnord Corporation and Subsidiaries
Consolidated Balance Sheets
(in Millions, except share amounts)
(Unaudited)

	March 31, 2020	March 31, 2019
Assets
Current assets:
Cash and cash equivalents	$573.4	$292.5
Receivables, net	334.7	334.3
Inventories	317.5	316.5
Other current assets	38.7	39.6
Total current assets	1,264.3	982.9
Property, plant and equipment, net	378.8	383.0
Intangible assets, net	514.2	511.5
Goodwill	1,321.9	1,299.7
Other assets	147.9	82.6
Total assets	$3,627.1	$3,259.7
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$76.4	$1.2
Trade payables	185.6	191.7
Compensation and benefits	61.8	63.7
Current portion of pension and postretirement benefit obligations	3.2	3.3
Other current liabilities	128.5	137.1
Total current liabilities	455.5	397.0

Long-term debt	1,397.0	1,236.8
Pension and postretirement benefit obligations	189.6	158.0
Deferred income taxes	121.0	125.9
Other liabilities	150.3	111.0
Total liabilities	2,313.4	2,028.7

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 119,718,631 at March 31, 2020 and 104,842,299 at March 31, 2019	1.2	1.0
Preferred stock, $0.01 par value; 10,000,000 shares authorized; shares of 5.75% Series A Mandatory Convertible Preferred Stock issued and outstanding: 0 at March 31, 2020 and 402,500 at March 31, 2019	0.0	0.0
Additional paid-in capital	1,348.3	1,293.5
Retained earnings	85.9	30.7
Accumulated other comprehensive loss	(124.4)	(96.6)
Total Rexnord stockholders' equity	1,311.0	1,228.6
Non-controlling interest	2.7	2.4
Total stockholders' equity	1,313.7	1,231.0
Total liabilities and stockholders' equity	$3,627.1	$3,259.7

Rexnord Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Fiscal Year Ended
	March 31, 2020	March 31, 2019
Operating activities
Net income	$180.4	$34.3
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	51.2	58.0
Amortization of intangible assets	35.4	34.3
Amortization of deferred financing costs	2.1	1.5
Non-cash discontinued operations asset impairment	—	126.0
Non-cash loss on sale of discontinued operations	—	22.5
Non-cash asset impairment	—	0.3
(Gain) loss on dispositions of property, plant and equipment	(0.7)	0.5
Deferred income taxes	(2.8)	(27.5)
Actuarial loss (gain) on pension and postretirement benefit obligations	36.6	(0.4)
Other non-cash charges	1.6	6.1
Gain on extinguishment of debt	(1.0)	(4.3)
Stock-based compensation expense	26.9	22.6
Changes in operating assets and liabilities:
Receivables	(19.9)	(29.8)
Inventories	0.1	(24.7)
Other assets	3.2	4.1
Accounts payable	(3.7)	(1.3)
Accruals and other	(10.8)	35.9
Cash provided by operating activities	298.6	258.1

Investing activities
Expenditures for property, plant and equipment	(41.4)	(44.9)
Acquisitions, net of cash acquired	(84.5)	(23.4)
Proceeds from dispositions of long-lived assets	4.1	4.7
Cash dividend from equity method investment	—	1.3
Net (payment) proceeds from divestiture of discontinued operations	(1.3)	9.0
Cash used for investing activities	(123.1)	(53.3)

Financing activities
Proceeds from borrowings of debt	1,050.0	270.8
Repayments of debt	(835.6)	(369.0)
Repurchase of common stock	(100.7)	—
Payment of common stock dividends	(9.8)	—
Payment of preferred stock dividends	(17.4)	(23.2)
Proceeds from exercise of stock options	36.0	7.9
Taxes withheld and paid on employees' share-based payment awards	(7.6)	(3.2)
Cash provided by (used for) financing activities	114.9	(116.7)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9.5)	(13.2)
Increase in cash, cash equivalents and restricted cash	280.9	74.9
Cash, cash equivalents and restricted cash at beginning of period	292.5	217.6
Cash, cash equivalents and restricted cash at end of period	$573.4	$292.5

Rexnord Corporation and Subsidiaries
Segment Financial Information
(in Millions) (Unaudited)

	Fiscal Year 2020
	First Quarter		Second Quarter		Third Quarter		Fourth Quarter		Fiscal Year
Process & Motion Control
Net sales	$330.1		$337.0		$327.5		$363.6		$1,358.2

Income from operations & margin	55.1	16.7%	58.3	17.3%	53.6	16.4%	61.4	16.9%	228.4	16.8%
Depreciation & amortization	14.6		15.0		14.9		15.1		59.6
EBITDA & margin	69.7	21.1%	73.3	21.8%	68.5	20.9%	76.5	21.0%	288.0	21.2%
Adjustments	4.2		4.3		5.8		10.2		24.5
Adjusted EBITDA & margin	$73.9	22.4%	$77.6	23.0%	$74.3	22.7%	$86.7	23.8%	$312.5	23.0%

Year-over-year sales growth
Core growth	1%		(2)%		—%		(1)%		(1)%
Acquisition / divestiture	1%		1%		1%		—%		1%
Currency translation	(3)%		(2)%		(1)%		(1)%		(2)%
Total reported	(1)%		(3)%		—%		(2)%		(2)%

Water Management
Net sales	$178.2		$184.3		$164.2		$183.4		$710.1

Income from operations & margin	40.0	22.4%	43.7	23.7%	37.6	22.9%	41.8	22.8%	163.1	23.0%
Depreciation & amortization	6.3		6.6		6.6		7.0		26.5
EBITDA & margin	46.3	26.0%	50.3	27.3%	44.2	26.9%	48.8	26.6%	189.6	26.7%
Adjustments	0.8		0.2		(1.5)		(1.9)		(2.4)
Adjusted EBITDA & margin	$47.1	26.4%	$50.5	27.4%	$42.7	26.0%	$46.9	25.6%	$187.2	26.4%

Year-over-year sales growth
Core growth	4%		4%		3%		7%		4%
Acquisition / divestiture	—%		1%		1%		4%		2%
Currency translation	—%		—%		—%		—%		—%
Total reported	4%		5%		4%		11%		6%

Corporate
Income from operations	(14.9)		(13.5)		(13.6)		(15.2)		(57.2)
Depreciation & amortization	0.1		0.1		0.1		0.2		0.5
EBITDA	(14.8)		(13.4)		(13.5)		(15.0)		(56.7)
Adjustments	4.8		3.5		3.5		5.4		17.2
Adjusted EBITDA	$(10.0)		$(9.9)		$(10.0)		$(9.6)		$(39.5)

Total Rexnord
Net sales	$508.3		$521.3		$491.7		$547.0		$2,068.3

Income from operations & margin	80.2	15.8%	88.5	17.0%	77.6	15.8%	88.0	16.1%	334.3	16.2%
Depreciation & amortization	21.0		21.7		21.6		22.3		86.6
EBITDA & margin	101.2	19.9%	110.2	21.1%	99.2	20.2%	110.3	20.2%	420.9	20.4%
Adjustments	9.8		8.0		7.8		13.7		39.3
Adjusted EBITDA & margin	$111.0	21.8%	$118.2	22.7%	$107.0	21.8%	$124.0	22.7%	$460.2	22.3%

Year-over-year sales growth
Core growth	2%		—%		1%		1%		1%
Acquisition / divestiture	1%		1%		1%		1%		1%
Currency translation	(2)%		(2)%		(1)%		—%		(1)%
Total reported	1%		(1)%		1%		2%		1%

	Fiscal Year 2019
	First Quarter		Second Quarter		Third Quarter		Fourth Quarter		Fiscal Year
Process & Motion Control
Net sales	$332.4		$348.7		$326.7		$372.8		$1,380.6

Income from operations & margin	49.9	15.0%	56.4	16.2%	53.4	16.3%	66.4	17.8%	226.1	16.4%
Depreciation & amortization	15.9		15.5		15.5		15.5		62.4
EBITDA & margin	65.8	19.8%	71.9	20.6%	68.9	21.1%	81.9	22.0%	288.5	20.9%
Adjustments	5.8		5.7		4.1		8.2		23.8
Adjusted EBITDA & margin	$71.6	21.5%	$77.6	22.3%	$73.0	22.3%	$90.1	24.2%	$312.3	22.6%

Year-over-year sales growth
Core growth	3%		7%		4%		3%		4%
Acquisition / divestiture	11%		10%		10%		3%		8%
Currency translation	2%		(1)%		(2)%		(3)%		(1)%
Total reported	16%		16%		12%		3%		11%

Water Management
Net sales	$171.2		$176.1		$158.3		$164.7		$670.3

Income from operations & margin	36.5	21.3%	41.3	23.5%	33.1	20.9%	28.8	17.5%	139.7	20.8%
Depreciation & amortization	6.2		6.2		6.2		6.3		24.9
EBITDA & margin	42.7	24.9%	47.5	27.0%	39.3	24.8%	35.1	21.3%	164.6	24.6%
Adjustments	0.7		0.2		1.2		5.3		7.4
Adjusted EBITDA & margin	$43.4	25.4%	$47.7	27.1%	$40.5	25.6%	$40.4	24.5%	$172.0	25.7%

Year-over-year sales growth
Core growth	7%		12%		10%		5%		8%
Acquisition / divestiture	3%		3%		—%		—%		2%
Currency translation	—%		—%		—%		—%		—%
Total reported	10%		15%		10%		5%		10%

Corporate
Income from operations	(14.3)		(16.3)		(15.6)		(14.0)		(60.2)
Depreciation & amortization	0.1		0.2		0.2		0.1		0.6
EBITDA	(14.2)		(16.1)		(15.4)		(13.9)		(59.6)
Adjustments	4.2		5.6		5.0		3.3		18.1
Adjusted EBITDA	$(10.0)		$(10.5)		$(10.4)		$(10.6)		$(41.5)

Total Rexnord
Net sales	$503.6		$524.8		$485.0		$537.5		$2,050.9

Income from operations & margin	72.1	14.3%	81.4	15.5%	70.9	14.6%	81.2	15.1%	305.6	14.9%
Depreciation & amortization	22.2		21.9		21.9		21.9		87.9
EBITDA & margin	94.3	18.7%	103.3	19.7%	92.8	19.1%	103.1	19.2%	393.5	19.2%
Adjustments	10.7		11.5		10.3		16.8		49.3
Adjusted EBITDA & margin	$105.0	20.8%	$114.8	21.9%	$103.1	21.3%	$119.9	22.3%	$442.8	21.6%

Year-over-year sales growth
Core growth	4%		9%		6%		4%		6%
Acquisition / divestiture	8%		8%		7%		2%		6%
Currency translation	2%		(1)%		(2)%		(2)%		(1)%
Total reported	14%		16%		11%		4%		11%